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Exhibit 99.3

MIH LIMITED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 29, 2002

        The undersigned hereby appoints Theunissen Vosloo and Jacobus du Toit Stofberg and each of them, as proxies, with full power of substitution, to vote all Class A ordinary shares. The undersigned is entitled to vote at the Meeting of Shareholders of MIH Limited, to be held at the MIH Limited Offices, Jupiterstraat 13-15, 2132 HC Hoofddorp, The Netherlands, Friday, November 29, 2002 at 08:00 (local time in The Netherlands), and at any adjournments or postponements thereof, as set forth on the reverse side hereof.

P R O X Y

YOUR VOTE IS IMPORTANT.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

(Please date and sign on the reverse side)

^ FOLD AND DETACH HERE ^

MEETING OF SHAREHOLDERS
MIH LIMITED
NOVEMBER 29, 2002
08:00 (LOCAL TIME IN THE NETHERLANDS)

MIH LIMITED OFFICES
JUPITERSTRAAT 13-15,
2132 HC HOOFDDORP,
THE NETHERLANDS

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND
PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

☒	Please mark your votes as in this example.	4487

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR Proposals 1 and 2.

The Board of Directors recommends a vote FOR the proposed merger.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	To approve the proposed merger of MIH Limited with MIH (BVI) Limited, a wholly owned subsidiary of MIH Holdings Limited, and the plan of merger.	☐	☐	☐	2.	To in their discretion approve any other business that is presented at the meeting in relation to the proposed merger.	☐	☐	☐

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The undersigned acknowledges receipt of the accompanying Notice of Meeting and Proxy Statement/Prospectus in connection with the merger.

SIGNATURE(S)	DATE

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  Exhibit 99.3
Form of MIH Limited proxy card